                                 TENTH AMENDMENT
                          TO FUND ACCOUNTING AGREEMENT

                           Effective: January 1, 2008

     The Fund Accounting Agreement dated January 3, 2000 by and between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to restate Schedule C as attached hereto.

                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        /s/ Tamara L. Fagely
                                        ----------------------------------------
                                        Name: Tamara L. Fagely
                                        Title: Vice President, Treasurer and
                                               Controller


                                        HARTFORD LIFE INSURANCE COMPANY


                                        /s/ Robert Arena
                                        ----------------------------------------
                                        Name: Robert Arena
                                        Title: Senior Vice President

                                   SCHEDULE C

                        To the Fund Accounting Agreement

                         THE HARTFORD MUTUAL FUNDS, INC.

     Annual Fee Calculated at the following annual rate based on the Aggregate Fund Net Assets:

  Advisers Fund, Balanced Income Fund, Capital Appreciation Fund, Floating Rate Fund, Global Enhanced Dividend Fund, High Yield Fund, High Yield Municipal Bond Fund, Income Fund, Inflation Plus Fund, International Growth Fund, International
   Opportunities Fund, International Small Company Fund, Short Duration Fund,
                Strategic Income Fund and Total Return Bond Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
On first $5 billion          0.018%
On next $5 billion           0.016%
Over $10 billion             0.014%

  Capital Appreciation II Fund, Equity Income Fund, Global Health Fund, Income
     Allocation Fund, MidCap Fund, MidCap Growth Fund(1), MidCap Value Fund, Retirement Income Fund, Stock Fund, Tax-Free California Fund, Tax-Free New York
                               Fund and Value Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
On first $5 billion          0.014%
On next $5 billion           0.012%
Over $10 billion             0.010%

                             Fundamental Growth Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
All assets                   0.010%

Disciplined Equity Fund, Dividend and Growth Fund, Global Equity Fund(3) Global
              Growth Fund, Money Market Fund and Small Company Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
On First $5 billion          0.016%
On next $5 billion           0.014%
Over $10 billion             0.012%

   Balanced Allocation Fund, Checks and Balances Fund, Conservative Allocation
     Fund, Equity Growth Allocation Fund, Global Communications Fund, Global Financial Services Fund, Global Technology Fund, Growth Allocation Fund,
   LargeCap Growth Fund, Select MidCap Growth Fund(1, 2), Select MidCap Value Fund, Select SmallCap Value Fund, Target Retirement 2010 Fund, Target Retirement
                    2020 Fund and Target Retirement 2030 Fund

Average Daily Net Assets   Annual Fee
------------------------   ----------
On First $5 billion          0.012%
Over $5 billion              0.010%

(1) Effective 2-25-08, the MidCap Growth Fund will be merged into Select MidCap Growth Fund.

(2) Effective 2-25-08, the Select MidCap Growth Fund will be known as the MidCap Growth Fund.

(3)  Global Equity Fund commenced operations as of 3-1-08.